UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 11, 2007
                                                         ----------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


       North Carolina                    0-12781                 56-1001967
-----------------------------    ------------------------   --------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
              -----------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           Forward-Looking Statements

     This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "anticipate", expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced or marketed by the company could erode demand for the company's products. The company's level of success in integrating the acquisition described herein and in capturing and retaining sales to customers related to the acquisition will affect the company's ability to meet its sales goals. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in the company's most recent annual report on form 10-K.

Item 1.01. Entry into a Material Definitive Agreement.

        Culp, Inc. (the "Company") has entered into an Asset Purchase Agreement (the "Agreement") dated January 11, 2007 for the purchase of certain assets from International Textile Group, Inc. ("ITG") related to the mattress fabrics product line of ITG's Burlington House division. ITG has announced that it is discontinuing its U.S. mattress fabrics product line, and the Company has agreed to purchase ITG's mattress fabrics inventory, along with certain proprietary rights (patterns, copyrights, artwork and the like) and other records that relate to ITG's mattress fabrics product line. The Company will not purchase any accounts receivable, property, plant or equipment from ITG pursuant to the Agreement, and will not assume any of ITG's liabilities other than certain open purchase orders for finished goods. The Company anticipates that it will hire only a limited number of ITG's employees related to ITG's mattress fabrics product line after the transaction is completed.

         The purchase price under the Agreement is $8.3 million, subject to adjustment for a closing date inventory, to be paid with $2.5 million in cash from an additional term loan at closing, and the remainder to be paid through the issuance of approximately 880,000 shares of the Company's common stock (the "Shares"), valued at $6.60 per share. Under the Agreement the Company and ITG have agreed that, upon the closing of the asset purchase, they will enter into a Registration Rights and Shareholder Agreement (the "Registration Agreement"), pursuant to which ITG may demand that the Company register the Shares with the Securities and Exchange Commission, which would allow the Shares to be sold to the public after the registration statement becomes effective. The Registration Agreement will contain provisions pursuant to which ITG will agree not to purchase additional Company shares or take certain other actions to influence control of the Company, and will agree to vote the Shares in accordance with the recommendations of the Company's board of directors.

         The Agreement provides that ITG will provide certain transition services to the Company and will manufacture goods for the Company for a limited period of time (expected to be approximately 120 days) after closing to support the Company's efforts to transition the former ITG mattress fabrics products into the Company's operations.

         ITG has also agreed that it will not compete with the Company in the mattress fabrics business for a period of four years, except for mattress fabrics production in China for final consumption in China (meaning the mattress fabric and the mattress on which it is used is sold only in China).

         The Company's press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1. A copy of the Agreement is attached hereto as Exhibit 10.1, and the description of the terms of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement as set forth in Exhibit 10.1 hereto.



Item 3.02. Unregistered Sales of Equity Securities.

     The Company has agreed to issue shares of its common stock (the "Shares") to International Textile Group, Inc. pursuant to an Asset Purchase Agreement (the "Agreement") dated January 11, 2007, as disclosed under item 1.01 above. The Shares will be sold in partial payment for the "Purchased Assets" as defined in the Agreement (principally inventory and proprietary rights). The number of Shares to be issued under the Agreement is the number of Shares necessary to equal $5.8 million at a price of $6.60 per share, subject to adjustment pursuant to a closing date inventory. The Shares will be issued at the time of the closing of the transaction contemplated by the Agreement, or as soon thereafter as the Purchase Price under the Agreement is finalized. The closing of the Agreement is expected to occur before the end of the Company's third fiscal quarter, which ends on January 28, 2007. The Shares will be sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 thereunder. The Shares are being sold to a single "accredited investor" as defined in Regulation D under the Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit 10.1 - Asset Purchase Agreement between Culp, Inc. and International Textile Group, Inc. dated as of January 11, 2007

     Exhibit 99.1 - Press Release dated January 11, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007

                                         Culp, Inc.

                                         By: /s/ Kenneth R. Bowling
                                             -----------------------------------
                                             Kenneth R. Bowling
                                             Vice President - Finance, Treasurer

                                  EXHIBIT INDEX


Exhibit Number                       Exhibit
--------------                       -------

     10.1 Asset Purchase Agreement between Culp, Inc. and International Textile Group, Inc. dated as of January 11, 2007

     99.1           Press Release dated January 11, 2007